Exhibit 99.1

Press Release

The Peoples BancTrust Company, Inc. Retains Sandler O’Neill + Partners

Selma, AL – December 8, 2006. The Peoples BancTrust Company, Inc. (Nasdaq:PBTC), a bank-holding company with banking operations in central Alabama, today announced it has retained Sandler O’Neill + Partners, L.P. as its financial advisor in connection with the evaluation of its strategic alternatives.

About The Peoples BancTrust Company., Inc.

The Peoples BancTrust Company., Inc. is the parent company of The Peoples Bank and Trust Company, which has 23 offices located in ten Alabama counties (Autauga, Bibb, Butler, Dallas, Elmore, Jefferson, Lee, Montgomery, Shelby and Tuscaloosa).

Information contained in this press release, other than historical information, including, without limitation, those related to the evaluation of strategic alternatives, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. There can be no assurance that any transaction will occur as a result of such evaluation. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Peoples BancTrust’s operating results, performance or financial condition are set forth in filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

CONTACT:	THE PEOPLES BANCTRUST COMPANY, INC.
DON J. GIARDINA, Chief Executive Officer
334-875-1000